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                                                                   EXHIBIT 10.20

                                   AGREEMENT

     Agreement, dated as of February 27, 1998, by and among Northern Telecom Inc. ("Nortel"), Antec Corporation ("Antec") and Arris Interactive L.L.C. ("Arris").

     WHEREAS, Antec and Nortel are parties to a Limited Liability Company Agreement, dated as of November 1, 1995 which established Arris ("LLC Agreement");

     WHEREAS, Nortel, Antec and Arris are parties to a Framework Agreement dated as of November 1, 1995 ("Framework Agreement");

     WHEREAS, Antec and Arris are parties to a License Agreement related to Digital Video Technology, dated as of November 17, 1995 ("Antec License Agreement");

     WHEREAS, Nortel and Arris are parties to a License Agreement related to Cornerstone Total Access, Voice and Data, dated as of November 17, 1997 ("Nortel License Agreement");

     WHEREAS, Nortel, Antec and Arris are parties to a Secured Loan Agreement, dated as of November 17, 1995 ("Loan Agreement");

     WHEREAS Nortel and Arris contemplate entering into an additional agreement after the effective date of this Agreement, providing for the distribution by Nortel of Arris' products outside North America ("International Distribution Agreement"); and

     WHEREAS, the applicable parties to the agreements described above wish to amend such agreements.

     NOW, THEREFORE, in consideration of the mutual promises of the parties, and of good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, it is agreed as follows (capitalized terms used and not defined in this Agreement have the meanings given to them in the referenced agreement):

     1.   Each of Nortel and Antec represents and warrants to the other that:

          (a) It has all requisite power and authority to own its property, to conduct its business as currently conducted and to execute and deliver, and to perform its obligations under this Agreement.


          (b) This Agreement has been duly authorized, executed and delivered by it and constitutes a legal, valid and binding obligation of it, enforceable against it in accordance with its terms.


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          (c)  No permits, licenses, franchises, approvals, authorizations, qualifications or consents of, or registrations or filings with, governmental authorities are required in connection with the execution or delivery by it of, or the performance by it of its obligations under this Agreement, except such as have been obtained or made and are in full force and effect.

          (d) The execution and delivery of, and the performance by it of its obligations under this Agreement does not and will not result in a breach or constitute a violation of, conflict with, or constitute a default under, its certificate of incorporation or bylaws or any law, regulation, order or judgment applicable to it or any agreement, course of dealing, obligation or instrument to which it is a party or by which it or any of its property is bound, which breach, violation, conflict or default could have an adverse effect on the other parties to this Agreement or their affiliates or on the ability of it or Arris to perform their obligations under this Agreement.

          (e) No actions, proceedings or claims are pending or, to the knowledge of it, threatened against it or any of its property that could affect the validity or enforceability of this Agreement, or that could have a materially adverse effect on the ability of it to perform its obligations under this Agreement.

     2.  With respect to the Loan Agreement, Nortel, Antec and Arris agree:

          (a) In the first WHEREAS clause, "$84 million" is changed to "$150 million."

          (b) In Article I under Additional Loan, "$18 million" is changed to "$84 million."

          (c) In Article I under Availability Period, "third" is changed to "fifth."

          (d) In Article X, Section 10.02(a) is amended in its entirety to read as follows:

               Section 10.02. Payments. (a)(i) From and after the date of the purchase of an Optional Participating Interest by Antec, whenever the Lender receives or collects any payment of principal or interest or any other payment made under this Agreement in respect of the Loans, including by way of set-off, deduction or counterclaim, the Lender shall pay over 50% of such amounts to Antec within two Banking Days of the Lender's receipt thereof. (ii) Except as set forth in Section 10.02(a)(i), whenever the Lender receives or collects any payment of principal or interest or any other payment made under this Agreement in respect of the Loans and/or the Additional Loans, including by way of set-off, deduction or counterclaim, the Lender shall pay over to Antec within two Banking Days of the Lender's receipt thereof an amount equal to the product of (x) the amount of such payment and (y) a fraction, the numerator of which is the aggregate amount of Mandatory Participating Interest paid by Antec to the Lender and the aggregate

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     accrued and unpaid interest on such amount, and the denominator of which is aggregate amount of the Loans and the Additional Loans and the aggregate accrued and unpaid interest on such amount.

     (e) In Article XI, Section 11.01, 11.02(b) and 11.03(a) are amended in their entirety to read as follows:

          Section 11.01. Additional Commitment to Lend. On the terms and subject to the conditions set forth under this Article XI, the Lender shall, upon the Products Venture's request made in accordance with Section 11.02, make additional loans, to the Products Venture during the Availability Period (each such additional loan an "Additional Loan"). The aggregate principal amount of the Additional Loans made by the Lender hereunder shall not, in the aggregate (excluding any interest accrued on Additional Loans made hereunder), exceed $84 million. Each Additional Loan made hereunder shall be in multiples of $500,000; provided, that (i) the Lender shall not be required to make more than four Additional Loans during any Fiscal quarter and (ii) the Members Committee shall approve any Additional Loan, the principal amount of which is in excess of $2,000,000.

          Section 11.02(b). The obligation of the Lender to make an Additional Loan is subject to the satisfaction of the following conditions:

      (1) (i) receipt by the Lender of a Notice of Additional Borrowing as required by Section 11.02(a);

          (ii) the Security Agreement shall be in full force and effect; and

          (iii) The Pledge Agreement shall be in full force and effect.

      (2) Provided the aggregate principal amount of the Additional Loans made by the Lender hereunder is either (i) less than $34 million or (ii)(A) $34 million or more, (B) the condition set forth in Section 11.02(b)(3) is satisfied and (C) Antec has elected to make a Mandatory Participating Interest pursuant to Section 11.03, which election may be reversed (with respect to Additional Loans not then made) at any time at the sole discretion of Antec:


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               (A)  receipt by the Lender from Antec of its agreement to
participate in the Additional Loan in the form attached as Exhibit D hereto ("Antec's Participation Commitment"); and

               (B) receipt by the Lender from Antec of payment in cash of an amount equal to 25% of the principal amount of the Additional Loan.

          (3) Provided the aggregate principal amount of the Additional Loans made by the Lender is $34 million or more, election by the Lender to make Additional Loans, which election may be reversed (with respect to Additional Loans not then made) at any time at the sole discretion of the Lender.

          (4) Each of the Lender and Antec shall be deemed to have made an affirmative election to make Additional Loans, in the case of the Lender, and a Mandatory Participating Interest, in the case of Antec, during the period between (i) when the aggregate principal amount of the Additional Loans made by the Lender is $34 million or more and (ii) provided a request for a determination of the Fair Market Price (as defined in, and in accordance with, Section 6.04 of the Products LLC Agreement) has been made, the date of completion of such determination.

          Section 11.03. Mandatory Participation by Antec.

          (a)  Unless a negative election has been made by Antec pursuant to
Section 11.02(b)(2)(ii)(C), Antec shall purchase from the Lender an undivided 25% participating interest in and to such Additional Loan (a "Mandatory Participating Interest") for payment in cash to the Lender of an amount equal to 25% of the principal amount of such Additional Loan, within two Banking Days of receipt by Antec of a Notice of Additional Borrowing from the Products Venture.

3.   With respect to the LLC Agreement, Antec and Nortel agree:

     (a) The third WHEREAS clause is amended in its entirety to read as follows:

          WHEREAS, it is intended that the Company shall, for multiple services operators and telephone company network operators develop, manufacture and have manufactured, sell directly and distribute, digital broadband access networking products and applications for the delivery of narrow band and broadband services over a Hybrid Fiber Coaxial Cable Network consisting of network elements for headend and premises deployment ("Cornerstone Products") ("the Business Scope");

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          (b)  In Article I, under Section 1.01, Interest is amended in its entirety to read as follows:

               "Interest" means, in the case of Nortel, Nortel's initial 75% interest in the Company or any other percentage interest in the Company held by Nortel as a result of either a Transfer of a portion of its percentage interest pursuant to Section 2.05(c) or an adjustment of its percentage interest made pursuant to Section 2.05(e) or (f) and, in the case of Antec, Antec's 25% interest in the Company or any other percentage interest in the Company held by Antec as a result of an adjustment of its percentage interest made pursuant to
          Section 2.05(e) or (f).

          (c) In Article II, the following is added to Section 2.05 as subparagraphs (e), (f) and (g):

               (e) Provided (1)(i) the aggregate principal amount of the Additional Loans (as defined in the Product Loan Agreement) then made is $34 million or more and (ii) Antec has elected not to make a Mandatory Participating Interest (as defined in the Product Loan Agreement) for the then requested Additional Loan to which such Mandatory Participating Interest relates and the determination of the Fair Market Price in connection with such election has been made and
          (2) Nortel has not exercised its right under Section 6.04(a)(y), and subject to Section 2.05(g), Nortel shall have the option, at its sole discretion, to increase its Capital Contribution by contributing to the Products Venture the amount of the Mandatory Participating Interest in connection with such Additional Loan, and after such contribution has been made, Nortel's and Antec's Interest shall be adjusted based upon the then current Fair Market Price determined in accordance with Section 6.04.

               (f) Provided (1)(i) the aggregate principal amount of the Additional Loans then made is $34 million or more and (ii) Nortel has elected not to make the Additional Loan then requested and the determination of the Fair Market Price in connection with such election has been made and (2) Antec has not exercised its right under Section 6.04(a)(y), and subject to Section 2.05(g), Antec shall have the option, at its sole discretion, to increase its Capital Contribution by contributing to the Products Venture 100% the principal amount of such Additional Loan, and after such contribution has been made, Nortel's and Antec's Interest shall be adjusted based upon the then current Fair Market Price determined in accordance with
          Section 6.04.

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         (g)  If the Fair Market Price is a negative amount, then the Member which has elected not to make an Additional Loan or a Mandatory Participating Interest, as the case may be, shall have the right to reverse its election within 10 days of the date of the determination of such Fair Market Price.

     (d) In Article III, Sections 3.02(a) and (b) are amended in their entirety to read as follows:

         SECTION 3.02. OFFICERS.

         (a) PRESIDENT. The president of the Company (the "President") shall initially be appointed by Nortel. Each President shall be appointed for an initial term of two years and may be reappointed. Nortel shall have the right, after consultation with Antec (provided that such consultation shall not be required if Antec's Interest is less than 20%), to dismiss any incumbent President and appoint any successor or replacement President.

         (b) VICE PRESIDENT-FINANCE. The Vice President-Finance of the Company (the "Vice President-Finance") shall initially be appointed by Nortel.
    Each Vice President-Finance shall be appointed for an initial term of two years and may be reappointed. So long as any amount is outstanding under the Products Loan Agreement, Nortel shall have the right, after consultation with Antec (provided that such consultation shall not be required if Antec's Interest is less than 20%), to dismiss any incumbent Vice President-Finance and appoint any successor or replacement Vice President-Finance and, thereafter, provided (1) Antec's Interest is 20% or more and (2) no amount is outstanding under the Products Loan Agreement, Antec shall have the right, after consultation with Nortel, to dismiss any incumbent Vice President-Finance and appoint any successor or replacement Vice President-Finance.

         (c)  In Article III at the end of Section 3.04, the following is added:

              , provided, however, if pursuant to Section 2.05(e) of this Agreement, the Interest of Antec is reduced to less than (1) 15% then subparagraphs (b), (e), (f), (g), (i), (k), (l), (o) and (r), and (2) 10%
    then subparagraphs (j), (n), (p), (q), (s) and (t), of this Section 3.04 shall be deleted and such subparagraphs shall be added to Section 3.03 of this Agreement, and the affirmative vote of a majority of the Representatives of the Members Committee shall be required to approve or disapprove any matter set forth in any


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such subparagraph without regard to whether or not any such matter has been specifically provided for in an approved Budget or Business Plan.

(f) In Article VI, Section 6.02(f) is amended in its entirety to read as follows:

        (f)(i) The failure of the Company, which for these purposes means the occurrence of an Event of Default under the Products Loan Agreement, and (ii) the failure of the Members to exercise their rights under Section 6.03(a).

(g) In Article VI, the following is added to Section 6.02 as subparagraph (g):

        (g) The election by both Nortel (as Lender) not to make Additional Loans and Antec not to make a Mandatory Participating Interest (as such terms are defined in and pursuant to Article XI of the Products Loan Agreement) after the aggregate principal amount of the Additional Loans then made is $34 million or more and the Fair Market Price in connection with such elections has been determined.

(h) In Article VI, Section 6.03 is amended in its entirety to read as follows:

        Section 6.03. Procedure in case of Certain Events of Dissolution.

        (a) Upon the occurrence and continuance of either of the events referred to in Section 6.02(a)(i) or 6.02(f)(i), first Nortel, and then Antec shall have the right, subject to the conditions specified in Sections 6.03(b)-(d), to purchase the other Member's Interest.

        (b) Upon the occurrence and continuance of an Event of Dissolution referred to in Section 6.02(a) or 6.02(f), Nortel may exercise its right under
Section 6.03(a) by Notice to Antec, indicating its interest in purchasing Antec's Interest. If the Members are unable to agree on an amount for which Nortel is willing to buy from Antec, and Antec is willing to sell to Nortel, Antec's Interest, free and clear of all pledges, liens, security interest or other encumbrances, Antec's Interest shall be determined pursuant to the second sentence of Section 6.04(c).

        (c) Upon the occurrence and continuance of an Event of Dissolution referred to in Section 6.02(a) or 6.02(f), provided, Nortel has not given Notice to Antec that it will exercise its right under Section 6.03(a), Antec may exercise its right under Section 6.03(a) by Notice to Nortel, indicating its interest in purchasing Nortel's Interest. If the Members are unable to agree on an amount for which Antec is willing to buy from Nortel, and Nortel is willing to sell Antec,


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      Nortel's Interest, free and clear of all pledges, liens, security interests or other encumbrances, Nortel's Interest shall be determined pursuant to the second sentence of Section 6.04(c).

      (d) The closing of the purchase and sale of a Member's Interest under this Section 6.03 shall be held on a business day designated by the purchasing Member upon not less than 10 business days' prior written Notice given on or after the date on which there is a determination of the purchase price pursuant to Section 6.03(b) or 6.03(c), as the case may be, but not later than 60 days after such date.

      (i) In Article VI, Section 6.04 is amended in its entirety to read as follows:

        Section 6.04. Procedure in Case of Certain Other Events.

        (a) Upon the occurrence of the following events or conditions (the "Triggering Events"):

                       (i) a material breach of this Agreement that is not capable of being cured or a material breach of this Agreement by a Member that is capable of being cured and is not cured within 30 days after Notice thereof (the failure of Antec (I) under the Products Loan Agreement to satisfy the condition set forth in either Section 11.02(b)(2)(A) or (B) (provided the aggregate principal amount of the Additional Loans made by Nortel hereunder is either (i) less than $34 million or (ii)(A) $34 million or more and (B) Antec has elected not to make a Mandatory Participating Interest and a determination of the Fair Market Price in connection with such election has not then been completed or (II) to pay the Company $1,000,000 or more for 180 days or more for amounts due the Company pursuant to any distribution agreements between Antec and Arris or any other contractual relationship between Antec and the Company, including any accrued interest for past due amounts arising therefrom, shall be deemed to constitute a material breach of this Agreement by Antec that is not capable of being cured);


                       (ii)   a change of control of a Member;

                       (iii)  the bankruptcy of a Member; or

                       (iv) the election by either Nortel not to make an Additional Loan or Antec not to make a Mandatory




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                   Participating Interest, after the aggregate principal amount of the Additional Loans then made is $34 million or more; provided such election is not withdrawn within 15 days from the date the Fair Market Price has been agreed upon or Notice has been given to the Members of the determination thereof.

              the other Member (the "Non-Affected Member") shall have the right
              (x) to request a determination of the Fair Market Price of its Interest and the other Member's Interest and (y) to purchase, at the Fair Market Price, all of the other Member's Interest in the Company, subject, in the case of (i) above, to an adjustment of minus 30%.

                   (b) A Member may exercise its rights under Section 6.04(a)(y) by Notice to the other Member between the 16th and the 30th day from the date on which the Fair Market Price has been agreed upon or Notice has been given to the Members of the determination thereof.

                   (c) If the Triggering Event is (i), (ii) or (iii) above, the fair market price of any Member's Interest (the "Fair Market Price") shall be the amount obtained by multiplying the total fair market value of the Company and its subsidiaries, as agreed by the Members within 30 days of the giving of the Notice referred to in
              Section 6.04(b) or, failing such agreement, a determination shall be made by a nationally recognized investment banking firm selected by the Non-Affected Member, by such Member's percentage Interest in the Company. If the Triggering Event is (iv) above, or Nortel or Antec has availed itself of the right provided to it under Section 6.03(b) or (c), as the case may be, (I) such determination shall be made by the banking firm of Donaldson, Lufkin and Jenrette or other firm mutually agreed to by the Members; (II) in making the determination such firm, shall assume that the Company has an indefinite term rather than a finite term as specified in this Article VI; (III) the determination shall be made on an "equity" rather than an "enterprise" valuation basis;
              (IV) the Fair Market Price of a Member's Interest shall be, if the difference between the equity value and the amount outstanding under the Products Loan Agreement ("Balance") is a negative number, the product of (1) the Balance and (2) a fraction, the numerator of which, in the case of Antec, shall be the aggregate amount of Mandatory Participating Interest paid by Antec to the Lender and the aggregate accrued and unpaid interest on such amount ("Antec Amount"), and, in the case of Nortel, shall be the difference between the Balance and the


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              Antec Amount ("Member Repayment Amount") and the denominator of which shall be the Balance, and, if the difference between the equity value and the Balance is a positive number, the sum of the
              (A) Member Repayment Amount and (B) the product of (i) such difference and (ii) the amount of the Member's Interest (expressed as a percentage); and (V) the Fair Market Price so determined shall be valid for one year from the date of its completion unless a Fair Market Price is required in connection with Section 6.04(a)(y) in which event a new Fair Market Price shall be determined unless the prior one was completed within the immediately preceding 90 days. The fees and expenses of such investment banking firm will be paid by the breaching Member, in the case of a determination resulting from an event described in
              Section 6.04(a)(i) and otherwise such fees and expenses shall be borne by the Company. For purposes of this Section 6.04, a change of control shall be deemed to occur upon the direct or indirect acquisition by any Person (other than an Affiliate of Nortel or BCE Inc., in the case of Nortel and other than an Affiliate of Anixter International Inc. or Tele-Communication, Inc. in the case of Antec) who is a Competitor of the other Member of Securities representing 20% or more of the voting rights attached to voting securities of such other Member and of the power to direct the management of a Member, whether by ownership of voting securities, by contract or otherwise (a "Change of Control").

         4. With respect to the Antec License Agreement, Arris and Antec agree that the License Agreement is terminated, and Antec and Nortel agree that Articles VII and VIII of the Framework Agreement are deleted, as of August 1, 1997, and that all obligations thereunder by each party have been performed, provided, however, that any rights or obligations intended to survive termination shall remain in effect.

         5. With respect to the Framework Agreement, and as of the effective date of the International Distribution Agreement, Antec, Nortel, and Arris agree:

         (a)  In Article I the following is added under Section 1.01;

"International Distribution Agreement" shall mean the agreement between Nortel and Product Venture providing for the distribution by Nortel of Product Venture Products outside North America.

         (b) In Article I the definitions of "Related Agreements" and the "Distribution Agreements" are amended to add the International Distribution Agreement.

         (c) In Article IV, Section 4.02(a) is amended in its entirety to read as follows:


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         Products  Venture.  (a) The Parents will serve as the exclusive distributors for all Products Venture Products that are the subject of Distribution Agreements in the respective territories in the United States and Canada and to the respective customers as specified in the applicable Distribution Agreements and in Article VI hereof. Except as provided in the International Distribution Agreement, the Products Venture may sell directly the Products worldwide outside North America. Except as specified in the Distribution Agreements, in Article VI hereof or the Products Manufacturing Agreement, neither the Parents nor their respective Affiliates shall have the right to distribute for another Person, sell for their own account, develop or manufacture (or license the underlying technology for purposes of manufacturing or sale) any products for use in a Hybrid Fiber Coaxial Cable Network that are directly competitive with the Products Venture Products in the United States or Canada. For purposes of this Agreement, the term "directly competitive" shall not include wireless products, personal communications systems products, switching products, asynchronous transfer mode products, DPN products or the product line identified as Cornerstone Multimedia.

         (d)  Article VI is amended in its entirety to read as follows:

         Subject to the Distribution Agreements, the scope of this Agreement and the Related Agreements for the development, sale and distribution of the Products Venture Product shall be worldwide. The parties agree that in the future they will meet and negotiate in good faith with a view to granting, on a case-by case basis, distribution rights not granted to Nortel under the International Distribution Agreement to Antec outside the United States and Canada in cases where Antec can demonstrate a competitive advantage in distributing the Products Venture Products.

         6. With respect to the Nortel License Agreement, and as of the effective date of the International Distribution Agreement, Arris and Nortel agree:

         (a) The third WHEREAS clause, Article II, Section 2.2(b) and Article IV, Section 4-1(b) are amended to delete "in the United States of America".

         (b) In Article II, Section 2.1 is amended in its entirety to read as follows:

         Nortel, to the extent of its legal right so to do, hereby grants to PJV, subject to the terms and conditions of this Agreement, a personal), non-transferable, non-assignable, indivisible, non-exclusive right to use and modify Hardware Technical Information supplied hereunder solely to manufacture or have manufactured Hardware for use in Hybrid Fiber-Coax Networks solely for the sale as permitted in the Framework Agreement, provided:

              (a) the right to modify shall be restricted to the development and implementation of modifications having application in Hybrid Fiber-Coax Networks; and


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              (b)  the right to manufacture shall not of itself include the right to manufacture parts, components, sub-assemblies and assemblies, except for incorporation into, or for spare and/or replacement parts for repair of, Hardware.

         (c) In Article II, the following is added as a new Section 2.5 and the existing Section 2.5 is renumbered as Section 2.6.

2.5 Prior to an agreement, between Nortel and PJV providing for the distribution by Nortel of Licensed Products outside North America, becoming effective and subsequent to the termination or expiration of such agreement, and notwithstanding Section 2.4 to the contrary, Nortel shall not use the Hardware Technical Information and the Operating Software for the purpose of manufacturing or selling products directly competitive with the Licensed Products, provided, however, such restriction shall not prevent Nortel from manufacturing or selling products obtained or licensed from a third party or developed independently of the Hardware Technical Information and Operating Software.

         IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the date first above written.

                                         NORTHERN TELECOM INC.


                                         By: /s/ J. A. Craig
                                            -----------------------------------
                                         Name:   J. A. CRAIG
                                              ---------------------------------
                                         Title:  President Broadband Network
                                               --------------------------------


                                         ANTEC CORPORATION


                                         By:  /s/ Lawrence A. Margolis
                                            -----------------------------------
                                         Name: LAWRENCE A. MARGOLIS
                                              ---------------------------------
                                         Title: Exec. Vice President
                                               --------------------------------


                                         ARRIS INTERACTIVE L.L.C.


                                         By:  /s/ David B. Potts
                                            -----------------------------------
                                         Name: DAVID B. POTTS
                                              ---------------------------------
                                         Title: Vice President Finance
                                               --------------------------------





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